AMENDMENT NO. 5 TO NOTE AGREEMENT

     THIS AMENDMENT NO. 5 TO NOTE AGREEMENT (this "Amendment"), is entered into as of December 28, 1995, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential") and ONEITA INDUSTRIES, INC. (the "Company").

                                   WITNESSETH:

     WHEREAS, the parties hereto have executed and delivered that certain Note Agreement, dated as of December 20, 1988 (as heretofore amended, the "Note Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Note Agreement);

     WHEREAS, Prudential is the holder of the single Note issued to date under the Note Agreement; and

     WHEREAS, the Company has requested that, subject to the terms and conditions set forth herein, the Note Agreement be amended to the effect and as set forth herein and that a replacement Note be issued in accordance herewith;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Paragraph 6C(1). Paragraph 6C(1) of the Note Agreement is hereby amended by (i) deleting the word "and" at the end of clause (viii) thereof, (ii) adding the word "and" at the end of clause (ix) thereof, and (iii) adding a new clause (x) thereto, which shall read as follows:

     "(x) any Liens on accounts receivable sold by the Company pursuant to sales permitted by paragraph 6C(7),"

     2. Amendment of Paragraph 6C(2)(a). Clause (vi) of paragraph 6C(2)(a) of the Note Agreement is hereby amended and restated in its entirety as follows:

     "(vi) Current Debt of the Company in an aggregate amount not to exceed (x) at any time during the period commending on October 31, 1995 and ending on March 31, 1996, inclusive $35,000,000, and (y) at any other time, $25,000,000,"

     3. Amendment of Paragraph 6C(7). Paragraph 6C(7) of the Note Agreement is hereby amended by adding the following clause immediately before the period at the end of said paragraph:

     ", except that after December 1, 1995, the Company may factor to SunTrust Bank, Atlanta pursuant to that certain factoring Agreement dated December 27, 1995, between SunTrust Bank, Atlanta and the Company, specific accounts receivable in return for up to $10,000,000 in the aggregate of factoring advances at a minimum 90% factoring advance rate, provided that all such factoring advances are repaid on or prior to the earlier of (i) the date on which the Loan Agreement (as defined in paragraph 6E) is replaced on terms and conditions satisfactory to Required Holders in their sole discretion, or (ii) February 28, 1996."

     4. Amendment of Paragraph 6E(4). Effective as of the date hereof, paragraph 6E(4) of the Note Agreement is hereby amended by amending and restating clause
(viii) thereof in its entirety as follows and adding new clauses (ix) and (x) thereto, which shall read as follows, respectively:

     "(viii) For the twelve month period ended on June 30, 1995 and on the last day of the fiscal quarter of the Company ended on September 30, 1995, Debt Service Coverage equal to less than 125%.

     "(ix) On the last day of the fiscal quarter of the Company ending on December 31, 1995 and on the last day of the fiscal quarter of the Company ending on March 31, 1996, Debt Service Coverage equal to less than 40%.

     "(x) On the last day of each fiscal quarter of the Company after march 31, 1996, Debt Service Coverage equal to less than 125%."

     5. Amendment of Paragraph  6E(5).  Effective as of the date hereof,  clause
(ii) of paragraph 6E(5) of the Note Agreement is hereby amended and restated in its entirety as follows:

     "(ii) Fixed Charge Coverage Ratio for each period set forth below at less than the respective ratios set forth below opposite each such period:


                         Period                              Minimum Fixed
                                                        Charge Coverage Ratio

         Three months ended December 31, 1993                 1.10:1.00
         Six months ended March 31, 1994                      1.50:1.00
         Nine months ended June 30, 1994                      1.40:1.00
         Twelve months ended September 30, 1994               1.50:1.00
         Twelve months ended December 31, 1994                1.50:1.00
         Twelve months ended March 31, 1995                   1.50:1.00
         Twelve months ended June 30, 1995                    1.75:1.00
         Twelve months ended September 30, 1995               2.00:1.00
         Twelve months ended December 31, 1995                0.01:1.00
         Twelve months ended March 31, 1996                   Not Applicable
         On the last day of each fiscal quarter of the        2.00:1.00"
         Company thereafter


     6. Amendment of paragraph 6F. Effective as of the date hereof, paragraph 6F of the Note Agreement is hereby amended and restated in its entirety as follows:

     "6F. Reduction of Certain Debt. The Company covenants that it will not permit the principal amount outstanding under the Loan Agreement (as defined in paragraph 6E), or under the line of credit with First Union National Bank of South Carolina, to be reduced at any time during the period commencing on December 15, and ending when such agreement ans such line of credit are replaced on terms and conditions satisfactory to Required Holders in their sole discretion."

     7. Effective Date. Each of Sections 1 through 6 (inclusive) of this Amendment shall become effective on the date hereof (the"Effective Date"), subject in all cases to the following having occurred to the satisfaction of
Prudential:

     (a) receipt by Prudential of executed copies of (i) the Factoring Agreement dated December 27, 1995 between Sun Trust Bank, Atlanta and the Company (the "Factoring Agreement") and all financing statements related thereto, and (ii) Amendment No. 3 to the Loan Agreement (as defined in paragraph 6E of the Note Agreement), in each case, in form and substance satisfactory to Prudential in its sole discretion and certified by a senior officer of the Company as being a true and complete document which is in full force and effect with all conditions therein having been fully satisfied;

     (b) receipt by Prudential of an Officer's Certificate (i) stating that immediately after the Effective Date, there exists no Event of Default or Default or any "Default", "Event of Default" or other default (or event which with the passage of time or the giving of notice or both would constitute a default) under any Debt agreement of the Company or any of its Subsidiaries and
(ii) demonstrating compliance, in reasonable detail, with the covenants contained in paragraph 6 of the Note Agreement, as of, and for the period ended, September 30, 1995;

     (c) receipt by Prudential of a $50,000 modification fee, paid by wire transfer of immediately available funds to Prudential's Account No. 050-54-526 at Morgan Guaranty Trust Company of New York, 23 Wall Street, New York, New York 10015 (ABA No.: 021-000-238); and

     (d) receipt by Prudential of an executed replacement Note in the form of Exhibit A attached hereto.

     8. Representations and Warranties. The Company represents and warrants as follows:

     (a) Organization. Each of the Company and each Subsidiary is a corporation duly organized and existing in good standing under the laws of the state of its incorporation.

     (b) Power and Authority. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Amendment, the Note Agreement, as amended, and the replacement Note delivered hereunder (collectively, the "Transaction Documents"). The execution, delivery and performance by the Company of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Company. The Company has duly executed and delivered each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (c) No Conflicts. Neither the execution and delivery of the Transaction Documents by the Company, nor the consummation of the transactions contemplated thereby, nor fulfillment of nor compliance with the terms and provisions thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of or result in the creation of any security interest, lien or other encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, the charter or by-laws of the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject.

     (d) Consents. Neither the nature of the business conducted by the Company or any Subsidiary, nor any of their respective properties, nor any relationship between the company or any Subsidiary and any other Person, nor any circumstance in connection with the transactions contemplated by this Amendment is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body or any other Person in connection with the execution and delivery of this Amendment or any other Transaction Document or fulfillment of or compliance with the terms and provisions hereof or thereof.

     (e) No Material Adverse Change. Except as previously disclosed to Prudential in writing, there has been no material adverse change to the business, operations, affairs, financial condition, assets, properties, profits or prospects of the Company and its Subsidiaries taken as a whole since June 30, 1995.

     (f) First Union National Bank of South Carolina. No default or event of default has occurred and is continuing, or will occur upon the execution and delivery of the Factoring Agreement or the consummation of the transactions contemplated thereby, under the documents governing the company's line of credit with First Union National Bank of South Carolina, and no amendment to any of such documents or waiver of any provision thereof is necessary or desirable, or will be necessary or desirable upon execution and delivery of the Factoring Agreement or the consummation of the transactions contemplated thereby.

     9. Miscellaneous.

     (a) Upon and after the Effective Date, each reference to the Note Agreement in the Note Agreement and each Note shall mean and be a reference to the Note Agreement as amended by this Amendment.

     (b) Except as specifically amended herein, the Note Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Prudential, nor constitute a waiver of any provision of the Note Agreement, the Note or any other document, instrument or agreement executed and delivered in connection with the Note Agreement.

     (d) The Company confirms its agreement, pursuant to paragraph 11B of the Note Agreement, to pay promptly all expenses of Prudential related to this Amendment and all matters contemplated hereby, including without limitation all fees and expenses of Prudential's special counsel.

     (e) THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

     (f) This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Delivery of this Amendment may be made by telecopy of a duly executed counterpart copy hereof.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Amendment as of the day and year first above written.

                                         THE PRUDENTIAL INSURANCE
                                         COMPANY OF AMERICA


                                         By:  /s/ Robert Derrick
                                         Name: Robert Derrick
                                         Title: Senior Vice President


                                         ONEITA INDUSTRIES, INC.


                                         By: /s/ James L. Ford
                                         Name: James L. Ford
                                         Title: Vice President

                                                               EXHIBIT A


                             ONEITA INDUSTRIES, INC.

                        SENIOR NOTE DUE OCTOBER 31, 1998


No. A-1
$20,000,000                             Original Issue Date:  December 20, 1988


     FOR VALUE RECEIVED, the undersigned, ONEITA INDUSTRIES, INC., (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of TWENTY MILLION DOLLARS on October 31, 1998 with interest (computed on the basis of a 360-day year -- 30-day month) (a) on the unpaid balance hereof at the "Specified Rate" (as defined below) from the original issue date hereof, payable semi-annually on the final day of October and April in each year, commencing with October 31, or April 30 next succeeding the original issue date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of premium and, to the extent permitted by applicable law, any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the Specified Rate plus 1.00% or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

     Payments of principal, premium if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United State of America.

     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of December 20, 1988 (as amended or otherwise modified, herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Agreement.

     This Note is a registered Note and as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holders attorney duly authorized in writing a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the company may treat the person to whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make prepayments of principal on the dates and in the amounts specified in the Agreement.

     "Specified Rate" means 10.84% prior to May 16, 1994, and 11.34% on and after May 16, 1994.

     In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE.

     The unpaid balance of the indebtedness evidenced by the Note in the original amount of $20,000,000 (the "1994 Note"), dated May 16, 1994, issued by the company in favor of The Prudential Insurance Company of America (which 1994 Note (i) re-evidenced the indebtedness theretofore evidenced by, (ii) was given in substitution for, and not as payment of the indebtedness evidenced by, and
(iii) was in no way intended to constitute a novation or discharge of, the indebtedness evidenced by the Note in the original amount of $20,000,000 (the "Original Note"), dated December 20, 1988, issued by the Company in favor of The Prudential Insurance Company of America) remains outstanding as of the date hereof. This Note (i) merely re-evidences the indebtedness theretofore evidenced by the 1994 Note (including the indebtedness evidenced by the Original Note),
(ii) is given in substitution for, and not as payment of the indebtedness evidenced by the 1994 Note), (ii) is given in substitution for, and not as payment of the indebtedness evidenced by the 1994 Note (including the indebtedness evidenced by the Original Note) and (iii) is in no way intended to constitute a novation or discharge of the indebtedness evidenced by the 1994 Note (including the indebtedness evidenced by the Original Note).

Dated:  December 28, 1995                       ONEITA INDUSTRIES, INC.


                                                By: /s/ James L. Ford
                                                Name: James L. Ford
                                                Title: Vice President